UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 28, 2023

Forge Global Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39794	98-1561111
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

415 Mission St. Suite 5510 San Francisco, California (Address of principal executive offices)	94105 (Zip Code)
(415) 881-1612
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FRGE	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director

On November 28, 2023, Christoph Hansmeyer notified Forge Global Holdings, Inc. (the “Company”) of his intention to resign from the Company’s Board of Directors (the “Board”), effective December 8, 2023. Mr. Hansmeyer’s resignation is not the result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

(d) Election of Director

On November 30, 2023, based upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board appointed Eric Leupold as a Class II director, with his initial term expiring at the Company’s 2024 annual meeting of stockholders. In addition, the Board appointed Mr. Leupold to serve as a member of each of the Audit Committee and Risk Committee of the Board.

Mr. Leupold, age 43, has served as the Managing Director of the Cash Market division of Deutsche Börse AG since September 2021. He previously served in various other roles with Deutsche Börse AG for over 10 years, most recently as Head of Group Venture Portfolio Management from June 2019 to September 2021, Deputy Head of New Markets from August 2018 to May 2019, and Head of Pre-IPO and Capital Markets from April 2016 to August 2018. Mr. Leupold also served on the board of directors for Forge Global, Inc. from July 2021 until the closing of the Company’s business combination in March 2022. He received a degree in Economics and Informatics from the University of Applied Sciences Mittelhessen in 2009.

Mr. Leupold’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. The Company will enter into its standard form of indemnification agreement with Mr. Leupold in connection with his appointment to the Board.

There are no related party transactions between the Company and Mr. Leupold (or any of his immediate family members) requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Leupold and any other persons pursuant to which he was appointed a director of the Company, and there are no family relationships between Mr. Leupold and any director or executive officer of the Company.

A press release announcing Mr. Leupold’s appointment to the Board and acknowledging other recent Board changes is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated December 4, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forge Global Holdings, Inc.

Date: December 4, 2023	By:	/s/ Kelly Rodriques
	Name:	Kelly Rodriques
	Title:	Chief Executive Officer